EXHIBIT 4.21

                      Promissory Note from 724000 BC Ltd.
                                dated April 26, 2005








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                                 PROMISSORY NOTE

CDN $25,000                                                       APRIL 26, 2005
                                                                 VANCOUVER, B.C.


FOR VALUE RECEIVED, the undersigned promises to pay on the Due Date (as defined below) to the order of BARADERO RESOURCES LTD. (the "Lender") the sum of Twenty Five Thousand Canadian Dollars ($25,000), or such other amount as may be owing from time to time by the undersigned to the Lender (the "Principal Amount"), together with interest thereon, if any, at the rate hereinafter provided.

Interest on the unpaid balance of the Principal Amount will accrue at the Interest Rate from the Due Date (as defined below) if and only if the Due Date is the Date of Termination (as defined below), until the Principal Amount and interest thereon as aforesaid and all other monies due hereunder are fully paid and satisfied. As used herein, "Interest Rate" means 10% per annum. As used herein, "Due Date" means the earlier of:

(a) the date of termination (the "Date of Termination") of the letter of intent dated March 17, 2005 between the Lender, the undersigned and certain shareholder(s) of the undersigned, as amended or replaced from time to time (the "Acquisition Agreement"); and

(b) the date which is 18 months after completion of the transactions contemplated by the Acquisition Agreement.

Extension of time of payment of all or any part of the amount owing hereunder at any time or times or failure of the holder hereof to enforce any of its rights or remedies hereunder or under any instruments securing this note or any releases or surrender of property shall not release any party hereof and shall not constitute a waiver of the rights of the holder hereof to enforce such rights and remedies thereafter.

The undersigned and each endorser hereof waives demand and presentment for payment, notice of dishonour, notice of non-payment, protest and notice of protest of this promissory note.

IN WITNESS WHEREOF the undersigned has executed this Promissory Note on the date first above written.


FOR AND ON BEHALF of
MAGELLAN GOLD CORP. by its
authorized signatories:


/s/ Douglas Turnbull
--------------------------
Authorized Signatory

/s/ James Harris
--------------------------
Authorized Signatory

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